                                                                                                                                            EXHIBIT 23.1

CONSENT OF EPSTEIN, WEBER & CONOVER, PLC
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3, (File No. 333-xxxxx), including the Prospectus, which is part of this Registration Statement, of our report dated March 3, 2006 relating to the consolidated financial statements of U.S. Energy Corp. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the heading “Experts” in such Prospectus

/s/ EPSTEIN, WEBER & CONOVER, PLC
Scottsdale, Arizona
June 12, 2008